Exhibit 10.21

HEART TEST LABORATORIES, INC.

Nonstatutory Stock Option Agreement

THIS AGREEMENT is made as of the ______________ (the “Date of Grant”) between Heart Test Laboratories, Inc., a Texas corporation (the “Company”), and ____________ (“Optionee”) in order to provide a means through which Optionee is afforded the opportunity to purchase shares of common stock of the Company,

WHEREAS, the Company has determined that it is in the best interests of the Company and its Shareholders to encourage ownership in the Company by qualified employees, officers, and members of the board of directors of the Company (the “Board”) or individuals as may be determined, thereby providing additional incentive for them to continue in the employ of or provide services to the Company or its affiliates.

THEREFORE, a non-qualified stock option is granted by the Board to Optionee and, in consideration of the mutual agreements and other matters set forth in this Agreement, the Company and Optionee hereby agree as follows:

Section 1. DEFINITIONS

1.1 Definitions. Wherever used in this Agreement, the following words and phrases when capitalized will have the meanings ascribed below, unless the context clearly indicates to the contrary.

(a) “Act” means the Securities Act of 1933, as amended.

(b) “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such other person.

(c) “Agreement” means this Nonstatutory Stock Option Agreement between Optionee and the Company.

(d) “Cause” means “cause” as defined in Optionee’s employment or service agreement or in the absence of such an agreement or such a definition, “Cause” will mean a determination by the Board that Optionee (i) has engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit, (ii) is unable to satisfactorily perform or has failed to satisfactorily perform Optionee’s duties and responsibilities for the Company or any Affiliate after written notice from the Company and a reasonable opportunity to cure, such failure or inability, (iii) has been convicted of, or plead nolo contendere to, any felony or a crime involving moral turpitude, (iv) has engaged in negligence or willful misconduct in the performance of his duties, including but not limited to willfully refusing without proper legal reason to perform Optionee’s duties and responsibilities, (v) has materially breached any corporate policy or code of conduct established by the Company or any Affiliate as such policies or codes may be adopted from time to time, (vi) has violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information and inventions, or any other agreement related to Optionee’s Service, (vii) has materially breached any employment or service agreement between it and the Company or any Affiliate, or (viii) has engaged in conduct that is likely to have a deleterious effect on the Company or any Affiliate or their reputation or legitimate business interests, including but not limited to their goodwill and public image.

Nonstatutory Stock Option Agreement (Heart Test Laboratories, Inc.)

(e) “Common Stock” means the common stock of the Company, par value $0.001 per share, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Section 6.

(f) “Consultant” means any person who is not an Employee or Director and who is providing services to the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) as an advisor, consultant, or other non-common law employee.

(g) “Corporate Change” means the occurrence of one or more of the following events (i) the Company will not be the surviving entity in any merger, share exchange, or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges, or agrees to sell, lease, or exchange, all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved or liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) after such time as the Company becomes a reporting company under the 1934 Act, as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election cease to constitute a majority of the Board; provided, however, that a Corporate Change will not include (A) any reorganization, merger, consolidation, sale, lease, exchange, or similar transaction, which involves solely the Company and one or more entities wholly-owned, directly or indirectly, by the Company immediately prior to such event, or (B) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the voting stock of the Company immediately prior to such transaction or series of transactions continue to hold 50% or more of the voting stock (based upon voting power) of (1) any entity that owns, directly or indirectly, the stock of the Company, (2) any entity with which the Company has merged, or (3) any entity that owns an entity with which the Company has merged.

(h) “Director” means (i) an individual elected to the Board by the Shareholders of the Company or by the Board under applicable corporate law who either is serving on the Board on the date this Agreement is executed by the Company or is elected to the Board after such date and (ii) for purposes of and relating to eligibility for the grant of the Option, an individual elected to the board of directors of any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company.

(i) “Employee” means any person in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).

(j) “Fair Market Value” means, as of any specified date, (i) the arithmetic mean of the high and low sales prices of the Common Stock either (A) if the Common Stock is traded on the National Market System of the NASDAQ, as reported on the National Market System of NASDAQ on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Common Stock are so reported), or (B) if the Common Stock is listed on a national

Nonstatutory Stock Option Agreement (Heart Test Laboratories, Inc.)

securities exchange, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Common Stock are so reported); (ii) if the Common Stock is not traded on the National Market System of the NASDAQ or a national securities exchange but is traded over the counter on an established securities market at the time a determination of its fair market value is required to be made under this Agreement, the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded; (iii) in the event Common Stock is not publicly traded at the time a determination of its value is required to be made under this Agreement, the amount determined by the Board in its discretion through the reasonable application of a reasonable valuation method that considers applicable factors affecting market value and all information available as of the valuation date and is consistent with the valuation process described in Treasury Regulation § 1.409A-1(b)(5)(iv)(B); or (iv) on the date of an initial public offering of Common Stock, the offering price under such initial public offering.

(k) “Involuntary Termination” means a termination of Optionee’s Service, which (i) is not initiated in whole or in part by Optionee, (ii) is not a termination as a result of disability or death, and (iii) is not consented to by Optionee.

(l) “Option” means the right and option to purchase Shares on the terms set forth in this Agreement.

(m) “Optionee” has the meaning set forth in the preamble.

(n) “Option Price” has the meaning set forth in Section 2.2.

(o) “Service” means Optionee’s service in his status as Employee, Consultant, or Director, as applicable, or status as employee, consultant, or director of a corporation, or parent or subsidiary of such corporation, assuming or substituting a new option for this Option.

(p) “Shares” means shares of Common Stock.

(q) “Vested Interest” means the vested interest determined in accordance with Section 4 of this Agreement.

(r) “Vesting Schedule” means the Vesting Schedule specified in Section 4.1.

1.2 Number and Gender. Wherever appropriate in this Agreement, words used in the singular will be considered to include the plural, and words used in the plural will be considered to include the singular. The masculine gender, where appearing in this Agreement, will be deemed to include the feminine gender where appropriate.

1.3 Headings of Sections and Subsections. The headings of Sections and Subsections in this Agreement are included solely for convenience.

Section 2. GRANT OF OPTION AND PURCHASE PRICE

2.1 Grant of Option. The Company hereby grants to Optionee the Option to purchase all or any part of the Shares subject to the Option on the terms and conditions set forth in this Agreement. Optionee is entitled to purchase _______ Shares pursuant to the Option. The Option is intended to be a Nonstatutory Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Code.

Nonstatutory Stock Option Agreement (Heart Test Laboratories, Inc.)

2.2 Purchase Price. The purchase price of the Shares purchased pursuant to the exercise of the Option will be _____ per share (the “Option Price”).

Section 3. EXERCISE OF OPTION

3.1 Exercise of Option. Subject to the earlier expiration of the Option as provided in Section 3.2 or 3.3, and subject to the exercise restrictions set forth in Section 3.4, the Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Chief Executive Officer, at any time and from time to time after the Date of Grant, but the Option will be exercisable only for the portion of the Option in which Optionee has acquired a Vested Interest in accordance with Section 4 of this Agreement. Notwithstanding the foregoing, the Option will not be considered granted or exercisable unless and until Optionee delivers a fully executed counterpart hereof.

3.2 Effect of Termination of Service on Exercisability. Except as provided in Sections 3.5 and 3.6, the Option may be exercised only while Optionee remains in Service and will terminate and cease to be exercisable upon Optionee’s termination of Service, except as follows:

(a) Termination on Account of Disability. If Optionee should become permanently and totally disabled while in Service, the Shares will become fully vested and (i) if the Company is private Optionee is not required to exercise the Vested Interest as long as this Agreement has not expired or been terminated, and (ii) if the Company becomes publicly held Optionee is required to exercise the Vested Interest within 6 months of the Company becoming public; provided, however, that in no event may the Option be exercised after the Expiration Date.

(b) Termination on Account of Death. If Optionee should die while in Service, the Shares will become fully vested and (i) if the Company is private Optionee is not required to exercise the Vested Interest as long as this Agreement has not expired or been terminated, and (ii) if the Company becomes publicly held the Optionee is required to exercise the Vested Interest within 6 months of the Company becoming public; provided, however, that in no event may the Option be exercised after the Expiration Date. The Option may be exercised by Optionee’s estate, or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of Optionee.

(c) Ceasing of Service other than for Cause. If Optionee should cease Service (other than for Cause) for any reason other than permanent and total disability or death no further vesting shall occur and (i) if the Company is private Optionee is not required to exercise the Vested Interest as long as this Agreement has not expired, and (ii) if the Company becomes publicly held the Optionee is required to exercise the Vested Interest within one year of the Company becoming public; provided, however, that in no event may the Option be exercised after the Expiration Date.

3.3 Term of Option. This Option will not be exercisable in any event after ten (10) years following the Date of Grant (the “Expiration Date”).

Nonstatutory Stock Option Agreement (Heart Test Laboratories, Inc.)

3.4 Restrictions on Exercise.

(a) Non-Transferability of Option. Notwithstanding any provision of this Section to the contrary, the Option may be exercised, during the lifetime of Optionee, only by Optionee or Optionee’s guardian or legal representative, and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

(b) Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the grant of the Option and the issuance of Shares will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, the Option may not be exercised unless (1) a registration statement under the Act is, at the time of exercise of the Option, in effect with respect to the Shares issuable upon exercise of the Option or (2) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Option will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained. As a condition to the exercise of the Option, the Company may require Optionee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

3.5 Extension if Exercise Prevented by Law. Notwithstanding Section 3.2, if the exercise of the Option within the applicable time periods set forth in Section 3.2 is prevented by the provisions of Section 3.4(b), the Option will remain exercisable until 30 days after the date Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with Optionee’s own tax advisor as to the tax consequences of any such delayed exercise.

3.6 Extension if Optionee Subject to Section 16(b). Notwithstanding Section 3.2, if a sale of Shares acquired upon the exercise of the Option within the applicable time periods set forth in Section 3.2 would subject Optionee to suit under Section 16(b) of the 1934 Act, the Option will remain exercisable until the earliest to occur of (1) the 10th day following the date on which a sale of such Shares by Optionee would no longer be subject to such suit, or (2) the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with Optionee’s own tax advisor as to the tax consequences of any such delayed exercise.

Nonstatutory Stock Option Agreement (Heart Test Laboratories, Inc.)

3.7 Method of Payment.

(a) Methods of Payment Authorized. Subject to Section 3.7(b) unless otherwise determined by the Board, in its sole and absolute discretion, the purchase price of Shares as to which the Option is exercised will be paid in full at the time of exercise (1) in cash (including check, bank draft, or money order payable to the order of the Company), (2) in whole Shares having a Fair Market Value equal to the purchase price, or (3) a combination of (1) and (2) above. No fractional Shares will be issued by the Company upon exercise of the Option or accepted by the Company in payment of the purchase price thereof; rather, Optionee will provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole Shares.

(b) Limitations on Stock Exercise. Section 3.7(a) notwithstanding, the Option may not be exercised in Shares (A) to the extent such exercise would constitute a violation of the provisions of any law, regulation, or agreement restricting the redemption of the Shares, or (B) unless such Shares either have been owned by the Optionee for more than six months or were not acquired through an option issued by the Company.

3.8 Issuance of Certificate. Subject to Section 5.1, a certificate or certificates evidencing the Shares acquired pursuant to the Option will be issued by the Company to, and registered in the name of, Optionee (or any other person permitted to exercise the Option pursuant to the terms of this Agreement). The Company may at any time place legends referencing any restrictions on all certificates representing the Shares subject to the provisions of this Agreement. Unless and until a certificate or certificates representing such Shares will have been issued by the Company to Optionee, Optionee (or any other person permitted to exercise this Option pursuant to the terms of this Agreement) will not be or have any of the rights or privileges of a shareholder of the Company with respect to Shares acquirable upon an exercise of this Option.

Section 4. VESTING

4.1 Vesting of Shares. Subject to Sections 3.2(a), 3.2(b), 4.2, 4.3, and 4.4, Optionee will acquire a Vested Interest in this Option in accordance with the Vesting Schedule set forth as follows:

As long as Optionee’s Service is continuous, Optionee will acquire (1) a ___% Vested Interest in the Shares subject to this Option on the first anniversary of the Date of Grant and (2) an additional ___% Vested Interest in such Shares upon the completion of each full calendar quarter following the first anniversary of the Date of Grant until Optionee acquires a 100% Vested Interest in the Option.

Notwithstanding Optionee’s acquisition of a Vested Interest pursuant to this Section, neither the Option nor a portion of the Option will be exercisable by Optionee prior to or after the time provided in Section 3 or in any manner except as provided in Section 3.

4.2 Acceleration of Vesting upon Certain Events Associated with a Corporate Change. Optionee will acquire a Vested Interest in the Option prior to the time stated in Section 4.1 effective immediately prior to the effective time of, and contingent upon the consummation of, a Corporate Change, Optionee will acquire a 100% Vested Interest in this Option.

Nonstatutory Stock Option Agreement (Heart Test Laboratories, Inc.)

4.3 Effect of Termination of Service on Vesting. Upon termination of Optionee’s Service for any reason, other than permanent and total disability or death, Optionee will cease to acquire as of the date of such termination any additional Vested Interest in the Shares subject to this Option.

4.4 Forfeiture of Vested Interest. Optionee will forfeit his Vested Interest in any unexercised portion of the Option effective immediately upon Optionee’s termination of his Service for Cause (as determined by the Board notwithstanding that Cause may not be a reason expressed by the Company for such termination). In the event of such a forfeiture, Optionee will, upon demand by the Company, promptly surrender to the Company the unexercised portion of the Option.

Section 5. STATUS OF SHARES AND RESTRICTIONS

5.1 Status of Shares. With respect to the status of the Shares, at the time of execution of this Agreement Optionee understands and agrees to all of the following:

(a) Optionee understands that at the time of the execution of this Agreement the Shares to be issued upon exercise of the Option have not been registered under the Act or any state securities law and that the Company does not currently intend to effect any such registration. In the event exemption from registration under the Act is available upon an exercise of the Option, Optionee (or the person permitted to exercise the Option in the event of Optionee’s death or disability), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to ensure compliance with applicable securities laws.

(b) Optionee agrees that the Shares that Optionee may acquire by exercising the Option will be acquired for investment without a view to distribution, within the meaning of the Act, and will not be sold, transferred, assigned, pledged, or hypothecated in the absence of an effective registration statement for the Shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Optionee also agrees that the Shares that Optionee may acquire by exercising the Option will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state.

(c) Optionee agrees that (1) the Company may refuse to register the transfer of the Shares purchased under the Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (2) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares purchased under the Option.

5.2 Restriction on Transfer. Optionee will not sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way, all or any part of or any interest in the Shares acquired pursuant to the Option without the prior written approval of the Board. The restriction under this Section 5.2 shall terminate and be of no further force and effect upon the earlier of (i) the completion of a Corporate Change, (ii) such time as the Shares are listed on a national securities exchange or otherwise readily tradable on an over-the-counter market, or (iii) the Involuntary Termination of Optionee’s Service other than for Cause.

Nonstatutory Stock Option Agreement (Heart Test Laboratories, Inc.)

5.3 Company’s Right of First Refusal.

(a) If, at any time, Optionee has exercised the Option and purchased Shares (the “Option Shares”), Optionee agrees that if Optionee thereafter intends to transfer any or all of the Option Shares, Optionee will first give the Company notice in writing of such proposed transfer. Such notice (the “Notice”) will contain (1) the name and address of Optionee and the proposed transferee, (2) the terms and conditions of such transfer, including, in the event that any third party offer has been received by Optionee and Optionee intends to accept such offer, the purchase price, and if such price is to be paid in whole or in part in consideration other than cash, a full and complete description of such non-cash consideration, and (3) an offer (the “Required Offer”) to sell such Option Shares to the Company at a price per share equal to the proposed consideration for the transfer of such Option Shares. The Board will determine the fair cash equivalent of any proposed consideration that is other than cash. At any time during the 30-day period immediately following the delivery of the Notice to the Company, the Company will have the exclusive right and option, but not the obligation, to accept the Required Offer and proceed with the purchase of such Option Shares pursuant to such Required Offer. In the event the Company does not exercise its rights as set forth in this Section, Optionee will be free to transfer such Option Shares under the terms and conditions stated in the Notice; provided, however, that if such transfer does not take place within 60 days following the delivery of the Notice to the Company, the terms of this Section must once again be followed prior to the transfer of the Option Shares. Any Option Shares that are transferred pursuant to the preceding provisions of this Section will continue to be subject to the right of first refusal set forth in this Section subsequent to any such transfer. If at any time a proposed transfer by Optionee applies to less than all of the Option Shares of Optionee, the right of first refusal in this Agreement granted to the Company will remain in full force and effect as to the remainder of such Option Shares, regardless of whether it is exercised with respect to such initial portion. Optionee may not pledge or otherwise encumber any of the Option Shares without the written consent of the Company.

(b) The right of first refusal stated in this Agreement will survive the termination of this Agreement. The Company also has the right to assign the right of first refusal stated in this Agreement. The right of first refusal stated in this Agreement will not apply to transfers of Option Shares pursuant to the laws of descent and distribution; provided, however, that any such Option Shares will be subject to the right of first refusal set forth in this Section subsequent to any such transfer. The right of first refusal stated in this Agreement will not apply to the exchange of Option Shares pursuant to a plan of merger, consolidation, recapitalization, or reorganization of the Company, but any stock, securities, or other property received in exchange therefor will be subject to the right of first refusal set forth in this Agreement; provided, however, that any such stock or securities received in any such merger, consolidation, recapitalization, or reorganization will not be subject to the right of first refusal set forth in this Section if the stock or securities received in such merger, consolidation, recapitalization, or reorganization are registered under the 1934 Act. A dissolution or liquidation of the Company will not trigger the right of first refusal set forth in this Agreement; provided, however, that a dissolution or a liquidation of the Company within one year following the sale of all or substantially all of the assets of the Company in exchange for stock or securities will be considered a reorganization of the Company. The right of first refusal set forth in this Section will terminate on the date upon which the Company (or a successor to the Company) first becomes publicly held. For purposes of this Agreement, the Company (or a successor to the Company) will be considered “publicly held” if the securities that are of the same class as the Shares (or the securities for which the Shares are exchanged as described in this Section or pursuant to this Agreement) will be registered under Section 12 of the 1934 Act.

Nonstatutory Stock Option Agreement (Heart Test Laboratories, Inc.)

5.4 Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Act, Optionee will not sell or otherwise transfer any Option Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Act. Such restriction will apply only to the first registration statement of the Company to become effective under the Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

5.5 Legends. The Company may at any time place legends referencing any restrictions imposed on the Shares pursuant to Section 5, and any applicable federal, state or foreign securities law restrictions on all certificates representing the Shares subject to the provisions of this Agreement. The Optionee will, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to the Option in the possession of Optionee in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but are not limited to, the following:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION AND A REPURCHASE OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

5.6 Shareholder Agreement. The Board may, in its sole discretion, condition the delivery of Shares pursuant to the exercise of the Option upon Optionee entering into a shareholder agreement in such form as approved from time to time by the Board.

Nonstatutory Stock Option Agreement (Heart Test Laboratories, Inc.)

Section 6. RECAPITALIZATION OR REORGANIZATION

6.1 No Effect on Board’s or Shareholders’ Power. The existence of the Option will not affect in any way the right or power of the Board or the shareholders of the Company (the “Shareholders”) to make or authorize (1) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (2) any merger, share exchange, or consolidation of the Company or any subsidiary, (3) any issue of debt or equity securities ranking senior to or affecting the Shares or the rights of the Shares, (4) the dissolution or liquidation of the Company or any subsidiary, (5) any sale, lease, exchange, or other disposition of all or any part of the Company’s assets or business, or (6) any other corporate act or proceeding.

6.2 Adjustment in the Event of Shares Subdivision, Consolidation, or Dividend. If, and whenever, prior to the Expiration Date, the Company effects a subdivision or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which the Option may thereafter be exercised (1) in the event of an increase in the number of outstanding Shares, will be proportionately increased, and the Option Price per share will be proportionately reduced, and (2) in the event of a reduction in the number of outstanding Shares, will be proportionately reduced, and the purchase price per share will be proportionately increased, without changing the aggregate purchase price or value as to which the Option remains exercisable or subject to restrictions. No fractional share resulting from such adjustment shall be issued under the this Agreement.

6.3 Shareholder Action. If any event giving rise to an adjustment provided for in this Section requires Shareholder action, such adjustment will not be effective until such Shareholder action has been taken.

6.4 No Adjustment Except as Provided in this Agreement. Except as expressly provided in this Agreement, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe for such shares or other securities, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, will not affect, and no adjustment by reason thereof will be made with respect to, the number of Shares covered by the Option or the Option Price, if applicable.

Section 7. MISCELLANEOUS

7.1 Service Relationship. For purposes of this Agreement, Optionee will be considered to be in Service as long as Optionee remains an Employee, Consultant, or Director of either the Company or a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company or an employee, consultant, or director of a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for the Option. Any question as to whether and when there has been a termination of such Service, and the cause of such termination, will be determined by the Board, and its determination will be final.

7.2 Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement will be in writing and will be deemed to have been duly given when personally delivered or (1) if Optionee is outside of the United States at the time of transmission of such notice, when sent by courier, facsimile, or electronic mail, and (2) if Optionee is within

Nonstatutory Stock Option Agreement (Heart Test Laboratories, Inc.)

the United States at the time of transmission of such notice, when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and Optionee to the addresses set forth herein or to such other address as either party may furnish to the other in writing in accordance with this Agreement, except that notices or changes of address will be effective only upon receipt.

Company Address:

Optionee Address:

7.3 Withholding of Tax. To the extent that (1) the exercise of the Option, (2) the disposition of the Shares acquired by exercise of the Option, or (3) the operation of any law or regulation providing for the imputation of interest results in compensation income or wages to Optionee for federal or state income tax purposes (a “Taxable Event”), Optionee will deliver to the Company at the time of such Taxable Event such amount of money or, at the discretion of the Company, Shares as the Company may require to meet all obligations under applicable tax laws or regulations, and, if Optionee fails to do so, the Company is authorized to withhold or cause to be withheld from any cash or Shares remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of compensation income or wages resulting from such Taxable Event. Upon an exercise of the Option, the Company is further authorized in its discretion to satisfy or cause to be satisfied any such withholding requirement out of any cash or Shares distributable to Optionee upon such exercise.

7.4 Acknowledgements Regarding Section 409A of the Code. Optionee understands that if the purchase price of the Shares under the Option is less than the Fair Market Value of such Shares on the Date of Grant, then Optionee may incur adverse tax consequences under section 409A of the Code. Optionee acknowledges and agrees that (a) Optionee is not relying upon any determination by the Company, its Affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the Fair Market Value of the Shares on the Date of Grant, (b) Optionee is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with execution of this Agreement and the receipt, holding and exercise of the Option, and (c) in deciding to enter into this Agreement, Optionee is relying on his or her own judgment and the judgment of the professionals of Optionee’s choice with whom Optionee has consulted. Optionee hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the execution of this Agreement and the receipt, holding and exercise of the Option.

7.5 Acknowledgement Regarding Tax. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains Optionee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate Optionee’s liability for Tax-Related Items. Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that Optionee should consult a tax advisor prior to such exercise or disposition.

Nonstatutory Stock Option Agreement (Heart Test Laboratories, Inc.)

7.6 No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder.

7.7 Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of Shares or other property to Optionee, or to Optionee’s legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require Optionee or Optionee’s legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.

7.8 Binding Effect. This Agreement will be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee.

7.9 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the state of Texas.

[Signature Page Follows]

Nonstatutory Stock Option Agreement (Heart Test Laboratories, Inc.)

By your signature and the signature of the Company’s representative below, you and the Company hereby acknowledge your receipt of the Option granted on the Date of Grant indicated above, which has been issued to you under the terms and conditions of this Agreement. You further acknowledge receipt of the copy of this Agreement and agree to all of the terms and conditions of this Agreement.

HEART TEST LABORATORIES, INC.

By:
Name:
Title:

Accepted by:

OPTIONEE

Signature:
Date:

Nonstatutory Stock Option Agreement (Heart Test Laboratories, Inc.)